UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2013

GENERAL CABLE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12983	06-1398235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tesseneer Drive, Highland Heights, Kentucky	41076-9753
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (859) 572-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 23, 2013, General Cable Corporation, a Delaware corporation (the “Company”), and certain of its U.S., Canadian and European subsidiaries amended the Company’s existing asset-based revolving credit facility (“Credit Facility”) and entered into Amendment No. 1 to Amended and Restated Credit Agreement (“Amendment No. 1”) by and among the Company’s principal U.S. operating subsidiary General Cable Industries, Inc., a Delaware corporation, General Cable Company Ltd., a company organized under the laws of Nova Scotia, Silec Cable SAS, a French société par actions simplifiée, Norddeutsche Seekabelwerke GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) existing under the laws of Germany, Grupo General Cable Sistemas, S.L., a public limited liability company (formerly Grupo General Cable Sistemas, S.A., in process of conversion) organized under the laws of Spain, ECN Cable Group, S.L., a limited liability company organized under the laws of Spain, the Company and those certain other subsidiaries of the Company party thereto as guarantors, the several lenders and financial institutions party thereto and JPMorgan Chase Bank, N.A., as “Administrative Agent.” For purposes of this Form 8-K, the Amended and Restated Credit Agreement, as amended, shall be referred to as the “Credit Agreement.”

The primary purpose of Amendment No. 1 was to extend and amend the lender’s temporary waiver (the “Temporary Waiver”) related to any default or events of defaults arising under the Credit Agreement due to the failure of the Company to comply with certain reporting covenants contained in the indentures governing the Company’s outstanding unsecured notes.

Under Amendment No. 1, the Temporary Waiver provides that the lenders temporarily waive any default or event of default arising under the Credit Agreement due to the failure of the Company (i) to file its Quarterly Report on Form 10-Q for the quarter ended June 28, 2013 or its Quarterly Report on Form 10-Q for the quarter ended September 27, 2013 within the time periods prescribed under the reporting covenants contained in the indentures governing the Company’s outstanding Senior Floating Rate Notes due 2015 (the “2015 Notes”), Subordinated Convertible Notes due 2029 (the “2029 Notes”) and 5.750% Senior Notes due 2022 (the “2022 Notes”), or (ii) to deliver any related notice of default to the trustee under such indentures (collectively, a “Specified Financial Reporting Default”).

If the breach of the reporting covenants is cured by the Company on or prior to the expiration date of the Temporary Waiver or the Company receives appropriate indenture waivers prior to such expiration date, then the corresponding default or event of default under the Credit Agreement shall also be cured. The Temporary Waiver will automatically expire on the earliest of (i) March 17, 2014, (ii) the earliest date which is (a) one business day prior to the occurrence of an “Event of Default” as a result of a Specified Financial Reporting Default under the indentures governing the 2015 Notes, 2029 Notes or 2022 Notes, or (b) one business day prior to the expiration of any extended grace period or temporary waiver of a Specified Financial Reporting Default provided for in an applicable indenture waiver, provided that, with respect to the 2029 Notes, such date shall be March 17, 2014 if the Company notifies the Administrative Agent and the European Administrative Agent that it shall make an election pursuant to the terms set forth in the indenture governing the 2029 Notes (the “2029 Indenture”), to cause the sole remedy for an “Event of Default” (as defined in the 2029 Indenture) caused by such Specified Financial Reporting Default, for the first 365 days (or earlier, if such “Event of Default” is cured or waived prior to such 365th day) after the occurrence of such “Event of Default” to be the right of the holder or holders of the 2029 Notes to receive additional interest at an annual rate equal to 0.50% of the principal amount of the 2029 Notes, (iii) the commencement of any enforcement action, including any acceleration of the notes, under any indenture of the Company, and (iv) the occurrence of any other “Default” or “Event of Default” under any indenture of the Company.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment No. 1, which the Company intends to file with the Securities and Exchange Commission at a future date. For additional information regarding the Credit Facility, please see the Company’s Current Reports on Form 8-K filed on July 25, 2011, August 3, 2012, and September 9, 2013 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed on March 1, 2013.

From time to time, in the ordinary course of their business, certain Lenders or their affiliates have provided, and may in the future provide, financial advisory and investment banking services to the Company and its affiliates, for which they have received and may continue to receive customary fees and commissions.

Item 8.01	Other Events.

        On October 21, 2013, a complaint was filed in the United States District Court for the Southern District of New York by Satish Doshi on behalf of a purported class of all persons who purchased or otherwise acquired the Company’s publicly traded securities between May 3, 2011 and October 14, 2013, inclusive (the “class period”) against the Company, Gregory B. Kenny, the Company’s President and Chief Executive Officer, and Brian J. Robinson, the Company’s Executive Vice President, Chief Financial Officer and Treasurer. The complaint alleges claims under the antifraud and controlling person liability provisions of the Securities Exchange Act of 1934. Specifically, the plaintiff alleges that during the class period, defendants purportedly made materially false and misleading statements and failed to disclose material adverse facts about the Company’s business, operations, and prospects, including understatements of cost of sales and overstatements of inventory; a deficient reconciliation process that failed to detect finished goods inventory; overstatements of value added tax (VAT) credits; improper recognition of revenue and gross margin in connection with “bill and hold” transactions; and lack of adequate internal and financial controls thereby artificially inflating the prices at which the Company’s securities traded. The complaint seeks damages in an undefined amount, as well as attorney’s fees, experts’ fees and other costs. The Company believes the complaint is without merit and intends to vigorously contest this action. However, in view of the inherent uncertainties of litigation, the outcome of this case cannot be predicted at this time. Likewise, the amount of any potential loss cannot be reasonably estimated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

October 29, 2013	/s/ Robert J. Siverd
Robert J. Siverd
Executive Vice President, General Counsel and Secretary